UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2009

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2009, Patriot Capital Funding entered into a severance agreement with Clifford L. Wells, its Executive Vice-President and Chief Compliance Officer. Pursuant to the terms of the severance agreement, if Mr. Wells’s employment is terminated by Patriot Capital Funding without cause or by Mr. Wells for good reason within 30 days before or within six months after a change of control transaction that occurs between July 31, 2009 and January 31, 2010, then Patriot Capital Funding will pay to Mr. Wells his monthly base salary in monthly installments for six months following his termination of employment.

The terms "good reason," "cause" and "change in control" are defined in the severance agreement and are summarized below.

"Good reason" means that, without Mr. Wells’s written consent, any of the following events occurs:

• any material change in his duties and responsibilities that is inconsistent in any material and adverse respect with his position, duties, responsibilities or status with Patriot Capital Funding;

• a material and adverse change in his titles or offices with Patriot Capital Funding;

• an adverse change in his bonus opportunity or a reduction in his salary unless Patriot Capital Funding is implementing an overall general salary reduction affecting all employees;

• any requirement that he be relocated more than 35 miles from Patriot Capital Funding’s office; or

• the failure of a purchaser of Patriot Capital Funding to assume the obligations of the severance agreement.

"Cause" refers to:

• Mr. Wells’ willful and continued failure to perform substantially his duties with Patriot Capital Funding after a written demand for substantial performance is delivered by Patriot Capital Funding;

• Mr. Wells’ willfully engaging in illegal conduct or gross misconduct which is demonstrably and materially injurious to Patriot Capital Funding;

• Mr. Wells’ ineligibility to serve as an executive officer pursuant to Section 9 of the Investment Company Act 1940 Act; or

• Mr. Wells’ conviction of a felony or crime of moral turpitude.

"Change in control" has the same meaning as in the Patriot Capital Funding, Inc. Stock Option Plan and includes a variety of events, including (a) significant changes in Patriot Capital Funding’s stock ownership, (b) a merger and consolidation of Patriot Capital Funding after which the Patriot Capital Funding stockholders own a minority of the survivor or the Patriot Capital Funding Board members are in the minority on the Board of the survivor, and (c) the sale and disposition of all or substantially all of Patriot Capital Funding’s assets.

Finally, if Mr. Wells’ employment is terminated, he will be required to enter into an agreement with Patriot Capital Funding that provides for a general release of all legal claims that are or may be held by Mr. Wells against Patriot Capital Funding in order for him to receive the severance payment pursuant to the severance agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1 Severance Agreement between Clifford L. Wells and Patriot Capital Funding, Inc., dated July 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

August 5, 2009	By:	/s/ William E. Alvarez, Jr.

Name: William E. Alvarez, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement between Clifford L. Wells and Patriot Capital Funding, Inc., dated July 31, 2009.